================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               (AMENDMENT NO. ___)



[x]      Filed by the Registrant

[_]      Filed by a Party other than the Registrant



Check the appropriate box:

[_]      Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]      Definitive Proxy Statement

[_]      Definitive Additional Materials

[_]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                         THE BEAR STEARNS COMPANIES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[x]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid: $

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:
================================================================================

                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167



To Our Stockholders:

         You are cordially invited to attend the 1996 Annual Meeting of Stockholders, which will be held on Monday, October 28, 1996, at 5:00 P.M., New York City time, in the Bear Stearns Auditorium, 245 Park Avenue, 5th Floor, New York, New York.

         At the meeting we will be reporting to you on your Company's current operations and outlook. Stockholders will elect directors of the Company and transact such other items of business as are listed in the Notice of Annual Meeting and more fully described in the Proxy Statement which follows. The Company's Board of Directors and management hope that many of you will be able to attend the meeting in person.

         The formal Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy and return it promptly in the enclosed envelope to ensure that your shares will be represented. If you do attend the Annual Meeting, you may withdraw your Proxy should you wish to vote in person.


                                            Sincerely yours,

                                            Alan C. Greenberg
                                            Chairman of the Board


September 27, 1996

                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 28, 1996


To the Stockholders of
THE BEAR STEARNS COMPANIES INC.:

         The Annual Meeting of Stockholders of The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), will be held on Monday, October 28, 1996, at 5:00 P.M., New York City time, in the Bear Stearns Auditorium, 245 Park Avenue, 5th Floor, New York, New York, for the following purposes:

         1. To elect thirty-nine directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

         2. To approve the fiscal year 1997 performance goals under, and an amendment to, The Bear Stearns Companies Inc. Management Compensation Plan.

         3. To approve amendments to The Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors.

         4. To approve The Bear Stearns Companies Inc. Performance Compensation Plan.

         5. To transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

         Holders of record of Common Stock of the Company, par value $1.00 per share, at the close of business on September 17, 1996, will be entitled to notice of, and to vote on, all matters presented at the meeting and at any adjournments or postponements thereof.

                                 By order of the Board of Directors

                                            Kenneth L. Edlow,
                                            Secretary

September 27, 1996

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 28, 1996


         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of common stock of The Bear Stearns Companies Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held in the Bear Stearns Auditorium, 245 Park Avenue, 5th Floor, New York, New York, on Monday, October 28, 1996, at 5:00 P.M., New York City time, and at any adjournments or postponements thereof. These proxy materials are being mailed on or about September 27, 1996, to holders of record on September 17, 1996, of the Company's Common Stock, par value $1.00 per share ("Common Stock").

         A proxy may be revoked by a stockholder prior to its exercise in any of three ways: by written notice to the Secretary of the Company; by submission of another proxy bearing a later date; or by voting in person at the Annual Meeting. Revocation by notice to the Secretary of the Company or by submission of a later proxy will not affect a vote on any matter which is taken prior to the receipt of the notice or later proxy by the Company. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, the proxy will be voted FOR the slate of directors described herein; FOR the approval of the fiscal year 1997 performance goals under, and an amendment to, The Bear Stearns Companies Inc. Management Compensation Plan (as amended and restated as of July 1, 1994) (the "Management Compensation Plan") as described herein; FOR the approval of amendments to The Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors (the "Capital Accumulation Plan") as described herein; FOR the approval of The Bear Stearns Companies Inc. Performance Compensation Plan (the "Performance Compensation Plan") as described herein; and, as to any other matter of business that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting on the matter.

         The Company has adopted a policy of encouraging stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated an independent third party, Chase Mellon Shareholder Services, which is the Company's transfer agent, to receive and to tabulate stockholder proxy votes. The manner in which any stockholder votes on any particular issue will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of a vote of a stockholder is expressly requested by such stockholder, or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals may be disclosed to the Company from time to time and publicly announced at the Annual Meeting. The policy of ensuring confidentiality of stockholder votes will also apply to shares of Common Stock held in customer accounts at the Company's subsidiary, Bear, Stearns Securities Corp. Holders of Common Stock whose shares are held in such accounts will be requested to give instructions with respect to the manner in which their shares are to be voted to Automatic Data Processing, Inc., which has been directed not to disclose such instructions to the Company.

         This mail solicitation is being made by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. Directors, officers and other employees of the Company also may solicit proxies, without additional compensation, by telephone, in person or otherwise. The Company also will request that brokerage firms, nominees, custodians, and fiduciaries forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for reasonable out-of-pocket expenses incurred by them in forwarding such materials.

                                   THE COMPANY

         The Company was incorporated under the laws of the State of Delaware on August 21, 1985. The Company succeeded to the business of Bear, Stearns & Co., a New York limited partnership (the "Partnership"), on October 29, 1985. As used in this Proxy Statement, all references to "Bear Stearns" and "BSSC" are to Bear, Stearns & Co. Inc., and Bear, Stearns Securities Corp., respectively, the principal subsidiaries of the Company.


                                VOTING SECURITIES

         Holders of record of Common Stock at the close of business on September 17, 1996 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote. Shares of Common Stock represented by CAP Units (as hereinafter defined) credited pursuant to the Capital Accumulation Plan are not outstanding and are not entitled to vote at the Annual Meeting.

         On September 17, 1996, 117,219,791 shares of Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum.

         Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote on each matter is required for the approval of the fiscal year 1997 performance goals under, and an amendment to, the Management Compensation Plan, the approval of amendments to the Capital Accumulation Plan and the approval of the Performance Compensation Plan. An abstention with respect to any proposal will be counted as present for purposes of determining the existence of a quorum but will have the practical effect of a negative vote as to that proposal. Brokers (other than Bear Stearns and BSSC) that do not receive a stockholder's instructions are entitled to vote on the election of directors. The New York Stock Exchange (the "NYSE") determines whether brokers that do not receive instructions will be entitled to vote on the other proposals contained in this Proxy Statement. Under the rules of the NYSE, if Bear Stearns and BSSC do not receive a stockholder's instructions, and other brokers are entitled to vote on a proposal, Bear Stearns and BSSC are also entitled to vote such shares, but only in the same proportion as the shares represented by all votes cast pursuant to Bear Stearns and BSSC stockholders' instructions with respect to such proposal. In the event of a broker non-vote with respect to any proposal coming before the meeting due to the absence of authorization by the beneficial owner to vote on that issue, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

         The following table sets forth certain information furnished to the Company regarding each person or group of persons known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of September 3, 1996:

                                                                  Percentage of
Name and address of                      Number of shares         Outstanding
Beneficial Owner                         of Common Stock          Common Stock
- ----------------                         ---------------          ------------

Pacific Financial Research Inc.(1)            7,602,628                6.47%
9601 Wilshire Boulevard
Suite 800
Beverly Hills, CA  90210

- ----------------
(1) Pacific Financial Research Inc. beneficially owns such shares as a result of its serving as investment adviser to various companies registered under Section 8 of the Investment Company Act of 1940.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following information with respect to the outstanding shares of Common Stock beneficially owned by each director of the Company, each nominee for director of the Company, each executive officer named in the Summary Compensation Table under "Executive Compensation" and all directors, nominees and executive officers of the Company as a group, is furnished as of September 3, 1996. Also set forth below as of such date is certain information with respect to the number of shares of Common Stock represented by CAP Units credited to the accounts of such persons pursuant to the Capital Accumulation Plan (notwithstanding that shares underlying CAP Units generally are not deemed to be beneficially owned for this purpose because the named persons have neither the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within the next 60 days).

                                                                                                        PERCENTAGE OF
                                             AMOUNT               PERCENT OF                             OUTSTANDING
                                           AND NATURE            COMMON STOCK         COMMON STOCK       COMMON STOCK
                                          OF BENEFICIAL          BENEFICIALLY          REPRESENTED       AND CAP UNITS
       NAME AND ADDRESS (1)             OWNERSHIP (2)(3)            OWNED             BY CAP UNITS         COMBINED
       --------------------             ----------------         ------------         ------------      --------------
E. Garrett Bewkes III..............             52,872               (4)                        --            (4)
Denis A. Bovin.....................              1,274               (4)                   392,708            (4)
James E. Cayne (5).................          3,634,150              3.09%                1,767,936           3.77%
Peter D. Cherasia..................             51,872               (4)                   297,474            (4)
Ralph R. Cioffi....................                402               (4)                   147,318            (4)
Barry J. Cohen.....................            127,012               (4)                   184,917            (4)
Wendy L. de Monchaux...............                 --               (4)                   229,055            (4)
Grace J. Fippinger.................              4,384               (4)                        --            (4)
Bruce E. Geismar (6)...............            100,609               (4)                   141,267            (4)
Carl D. Glickman (7)...............            338,948               (4)                        --            (4)
Thomas R. Green....................             55,802               (4)                        --            (4)
Alan C. Greenberg..................            845,000               (4)                   924,266           1.23%
Donald J. Harrington...............                231               (4)                        --            (4)
Richard Harriton(3)................            188,718               (4)                   189,372            (4)
Daniel L. Keating (8)..............            167,369               (4)                   131,792            (4)
John W. Kluge......................             33,501               (4)                        --            (4)
Mark E. Lehman (9).................             78,191               (4)                   152,244            (4)
David A. Liebowitz.................             24,758               (4)                   772,070            (4)
Bruce M. Lisman....................            175,714               (4)                   213,413            (4)
Roland N. Livney...................              1,866               (4)                   231,844            (4)
Michael Minikes (10)...............            411,468               (4)                   512,724            (4)
William J. Montgoris...............            281,671               (4)                   226,282            (4)
Donald R. Mullen Jr................             25,730               (4)                   337,612            (4)
Frank T. Nickell...................             28,940               (4)                        --            (4)
Craig M. Overlander................             13,134               (4)                   327,665            (4)
Stephen E. Raphael.................              1,954               (4)                   127,163            (4)
E. John Rosenwald Jr. (3)(11)......            437,332               (4)                     9,764            (4)
Lewis A. Sachs.....................              2,161               (4)                   226,732            (4)
Richard Sachs .....................                 --               (4)                        --            (4)
Frederic V. Salerno................                346               (4)                        --            (4)
Alan D. Schwartz...................          1,026,132               (4)                 1,085,973           1.47%
David M. Solomon...................                139               (4)                   238,401            (4)
Warren J. Spector (12).............            149,139               (4)                 1,986,796           1.49%
Robert M. Steinberg (13)...........          1,362,420              1.16%                  277,043           1.14%
Michael L. Tarnopol (14)...........            868,422               (4)                   643,952           1.05%
Vincent Tese.......................                 --               (4)                        --            (4)
Michael J. Urfirer ................                 --               (4)                   363,054            (4)
Fred Wilpon........................              1,157               (4)                        --            (4)
Uzi Zucker.........................            380,452               (4)                    57,153            (4)
All directors, nominees and
  executive officers as a
  group (43 individuals)...........         11,506,649              9.78%               12,305,009           16.60%


                                                   (Footnotes on following page)

______________

(1)      The address in each case is 245 Park Avenue, New York, New York 10167.

(2) Nature of beneficial ownership is sole voting and investment power, except as indicated in subsequent notes. Includes an aggregate of 15,908 shares of Common Stock owned by directors, nominees and executive officers through The Bear Stearns Companies Inc. Employee Stock Ownership Plans (the "ESOPs"). Shares owned by the ESOPs that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to employees' accounts, and allocated shares for which voting directions have not been received, are voted by the trustee of the ESOPs in proportion to the manner in which allocated shares are directed to be voted by the employees.

(3) Does not include shares underlying CAP Units credited under the Capital Accumulation Plan, except for 7,420 and 12,332 shares expected to be distributed to Messrs. Harriton and Rosenwald, respectively, in September 1996 or October 1996.

(4)      Less than one percent.

(5) Does not include 33,261 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 223,099 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 6,953 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(6) Does not include 901 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership. Mr. Geismar also has a short position of 14,497 shares of Common Stock.

(7) Does not include 2,961 shares of Common Stock owned by Mr. Glickman's wife, as to which shares Mr. Glickman disclaims beneficial ownership.

(8) Includes 1,867 shares of Common Stock held by Mr. Keating as custodian for his children.

(9) Does not include 28,221 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

(10) Does not include 1,540 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

(11) Does not include 924 shares of Common Stock owned by Mr. Rosenwald's wife, as to which shares Mr. Rosenwald disclaims beneficial ownership.

(12) Does not include 525 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

(13) Does not include 67,042 shares of Common Stock held by a trust established for Mr. Steinberg's children with respect to which Mr. Steinberg's wife acts as trustee and as to which shares Mr. Steinberg disclaims beneficial ownership. Includes 10 shares of Common Stock owned by a child of Mr. Steinberg.

(14) Does not include 32,500 shares of Common Stock held in a charitable foundation for which Mr. Tarnopol acts as trustee and as to which shares Mr. Tarnopol disclaims beneficial ownership.

                            I. ELECTION OF DIRECTORS

The Board of Directors has nominated and recommends the election of each of the nominees set forth below as a director of the Company to serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. Each nominee is currently a director of the Company except Messrs. Cioffi, R. Sachs and Urfirer.

Each nominee who is elected or re-elected to the Board of Directors will hold office until the next Annual Meeting of Stockholders, in accordance with the By-laws of the Company. Should any nominee become unable or unwilling to accept nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a substitute nominee designated by the Board of Directors, unless the Board of Directors reduces the number of directors. At present, it is anticipated that each nominee will be a candidate.

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors.

                                                                                                           YEAR FIRST
                                                                                                           ELECTED TO
                                          AGE AS OF                                                         SERVE AS
                                        SEPTEMBER 15,       PRINCIPAL OCCUPATION                           DIRECTOR OF
NAME                                         1996           AND DIRECTORSHIPS HELD                         THE COMPANY
- ----                                        ------          ----------------------                         -----------
E. Garrett Bewkes III..............           45            Partner, GarMark Advisors, L.L.C.                 1989
                                                            Director, Saks Holdings Inc.

Denis A. Bovin.....................           48            Senior Managing Director of Bear                  1992
                                                            Stearns

James E. Cayne.....................           62            President and Chief Executive Officer             1985
                                                            of the Company and Bear Stearns,
                                                            member of the Executive Committee
                                                            (as hereinafter defined) and Chairman
                                                            of the Management and Compensation
                                                            Committee (as hereinafter defined)

Peter D. Cherasia..................           37            Senior Managing Director of Bear                  1993
                                                            Stearns

Ralph R. Cioffi....................           40            Senior Managing Director of Bear                 Nominee
                                                            Stearns

Barry J. Cohen.....................           44            Senior Managing Director of Bear                  1995
                                                            Stearns

Wendy L. de Monchaux...............           36            Senior Managing Director of Bear                  1995
                                                            Stearns

Grace J. Fippinger.................           68            Director, member Corporate                        1985
                                                            Governance Committee, member
                                                            Executive Committee, Pfizer Inc.

Bruce E. Geismar...................           50            Senior Managing Director of Bear                  1995
                                                            Stearns



                                        6


                                                                                                           YEAR FIRST
                                                                                                           ELECTED TO
                                          AGE AS OF                                                         SERVE AS
                                        SEPTEMBER 15,       PRINCIPAL OCCUPATION                           DIRECTOR OF
NAME                                         1996           AND DIRECTORSHIPS HELD                         THE COMPANY
- ----                                        ------          ----------------------                         -----------
Carl D. Glickman...................           70            Private Investor; In the United States,           1985
                                                            Director, Andal Corporation,
                                                            Continental Health Affiliates, Inc.,
                                                            Franklin Holdings, Inc., Infutech,
                                                            Inc., Lexington Corporate Properties,
                                                            Inc. and Office Max Inc.; In Israel,
                                                            Director, Alliance Tire Company
                                                            (1992) Ltd. and The Jerusalem
                                                            Economic Corporation Ltd.

Thomas R. Green....................           62            Attorney in Private Practice                      1991

Alan C. Greenberg..................           69            Chairman of the Board of the                      1985
                                                            Company and Bear Stearns and
                                                            Chairman of the Executive Committee

Donald J. Harrington...............           50            President, St. Johns University;                  1993
                                                            Director, The Reserve Fund, Reserve
                                                            Institutional Trust, Reserve Tax-
                                                            Exempt Trust, Reserve New York
                                                            Tax-Exempt Trust and Reserve Special
                                                            Portfolios Trust

Richard Harriton...................           61            Senior Managing Director of Bear                  1989
                                                            Stearns and member of the
                                                            Management and Compensation
                                                            Committee

Daniel L. Keating..................           46            Senior Managing Director of Bear                  1992
                                                            Stearns

John W. Kluge......................           81            Chairman and President of                         1985
                                                            Metromedia Company; Director,
                                                            Conair Corporation, Metromedia
                                                            International Group Inc., Metromedia
                                                            Steakhouses Company, L.P.,
                                                            Occidental Petroleum Corp. and
                                                            WorldCom, Inc.

Mark E. Lehman.....................           45            Executive Vice President of the                   1995
                                                            Company and Bear Stearns and
                                                            member of the Executive Committee

David A. Liebowitz.................           37            Senior Managing Director of Bear                  1992
                                                            Stearns

Bruce M. Lisman....................           49            Senior Managing Director of Bear                  1991
                                                            Stearns and member of the
                                                            Management and Compensation
                                                            Committee

Roland N. Livney...................           35            Senior Managing Director of Bear                  1995
                                                            Stearns



                                        7


                                                                                                           YEAR FIRST
                                                                                                           ELECTED TO
                                          AGE AS OF                                                         SERVE AS
                                        SEPTEMBER 15,       PRINCIPAL OCCUPATION                           DIRECTOR OF
NAME                                         1996           AND DIRECTORSHIPS HELD                         THE COMPANY
- ----                                        ------          ----------------------                         -----------
Michael Minikes....................           53            Treasurer of the Company and Bear                 1989
                                                            Stearns; Director, Depository Trust
                                                            Company; Chairman of the Board,
                                                            International Depository and Clearing,
                                                            Inc.; Trustee, The Milestone Funds

William J. Montgoris...............           49            Chief Operating Officer and Chief                 1989
                                                            Financial Officer of the Company and
                                                            Bear Stearns and member of the
                                                            Management and Compensation
                                                            Committee

Donald R. Mullen Jr................           38            Senior Managing Director of Bear                  1993
                                                            Stearns and member of the
                                                            Management and Compensation
                                                            Committee

Frank T. Nickell...................           49            President, Kelso & Company;                       1993
                                                            Director, American Standard Inc.,
                                                            Earle M. Jorgensen Company and
                                                            Peebles Inc.

Craig M. Overlander................           36            Senior Managing Director of Bear                  1994
                                                            Stearns

Stephen E. Raphael.................           51            Senior Managing Director of Bear                  1994
                                                            Stearns

E. John Rosenwald Jr...............           66            Vice Chairman of the Board of the                 1985
                                                            Company and Senior Managing
                                                            Director of Bear Stearns; Director,
                                                            Frequency Electronics, Inc. and
                                                            Hasbro, Inc.

Lewis A. Sachs.....................           33            Senior Managing Director of Bear                  1995
                                                            Stearns

Richard Sachs......................           36            Senior Managing Director of Bear                 Nominee
                                                            Stearns

Frederic V. Salerno................           53            Vice Chairman of the Board and                    1992
                                                            Director of NYNEX Corp.; Director,
                                                            Avnet, Inc., Orange & Rockland
                                                            Utilities, Inc. and Viacom, Inc.

Alan D. Schwartz...................           46            Executive Vice President of the                   1987
                                                            Company and Bear Stearns and
                                                            member of the Executive Committee
                                                            and the Management and
                                                            Compensation Committee; Director,
                                                            Daka International, Inc.



                                        8


                                                                                                           YEAR FIRST
                                                                                                           ELECTED TO
                                          AGE AS OF                                                         SERVE AS
                                        SEPTEMBER 15,       PRINCIPAL OCCUPATION                           DIRECTOR OF
NAME                                         1996           AND DIRECTORSHIPS HELD                         THE COMPANY
- ----                                        ------          ----------------------                         -----------
David M. Solomon...................           34            Senior Managing Director of Bear                  1995
                                                            Stearns

Warren J. Spector..................           38            Executive Vice President of the                   1990
                                                            Company and Bear Stearns and
                                                            member of the Executive Committee
                                                            and the Management and
                                                            Compensation Committee

Robert M. Steinberg................           51            Senior Managing Director of Bear                  1985
                                                            Stearns and member of the
                                                            Management and Compensation
                                                            Committee

Michael L. Tarnopol................           60            Vice Chairman of the Board of the                 1985
                                                            Company and Senior Managing
                                                            Director of Bear Stearns; Director,
                                                            The Leslie Fay Companies, Inc. and
                                                            Planet Hollywood International, Inc.;
                                                            Trustee, National Realty Trust

Vincent Tese.......................           53            Chairman, Wireless Cable                          1994
                                                            International Inc.; Director, Quintel
                                                            Entertainment Inc.

Michael J. Urfirer.................           37            Senior Managing Director of Bear                 Nominee
                                                            Stearns

Fred Wilpon........................           60            Chairman of the Board of Directors of             1993
                                                            Sterling Equities, Inc.; Chairman of
                                                            the Board of Directors of Pathogenesis
                                                            Corp.; President and Chief Executive
                                                            Officer of the New York Mets

Uzi Zucker.........................           60            Senior Managing Director of Bear                  1985
                                                            Stearns; In the United States, Director
                                                            of Carnival Cruise Lines, Inc. and
                                                            Conair Corporation; In Israel,
                                                            Chairman of the Board of Alliance
                                                            Tire Company (1992) Ltd.; and
                                                            Director of The Jerusalem Economic
                                                            Corporation Ltd., Industrial Buildings
                                                            Corp. Ltd., Tnuport Ltd. and Mivnat
                                                            Ltd.



         Except as indicated below, each of the executive officers of the Company, and each of the directors or director nominees of the Company who is also a Senior Managing Director of Bear Stearns, has been a Senior Managing Director of Bear Stearns for more than the past five years.

         Mr. Bewkes has been a partner of GarMark Advisors, L.L.C. since November 1995 Prior thereto, Mr. Bewkes was a member of the Management Committee of Investcorp International Inc. from March 1994 to November 1995 and was a Senior Managing Director and Vice Chairman of Investment Banking Division of Bear Stearns from October 1990 to March 1994.

         Mr. Bovin has been a Senior Managing Director of Bear Stearns and has been involved in the management of Bear Stearns' Investment Banking Division since February 1992. Mr. Bovin is Vice Chairman of the Investment Banking Division of Bear Stearns and a member of its Investment Banking Policy Committee. Prior to joining Bear Stearns, Mr. Bovin was employed by Salomon Brothers Inc and was a Managing Director from 1981 until February 1992.

         Mr. Cayne has been Chief Executive Officer of the Company and Bear Stearns since July 1993. Mr. Cayne has been President of the Company for more than the past five years.

         Mr. Cherasia has been a member of the Financial Analytics and Structural Transactions Group of Bear Stearns for more than the past five years and currently is the head of such department.

         Mr. Cioffi has been a member of Bear Stearns' Fixed Income Sales Department for more than the past five years. Mr. Cioffi is involved in the management of Bear Stearns' Fixed Income Sales Department.

         Mr. Cohen has been co-head of Bear Stearns' Risk Arbitrage Department for more than the past five years.

         Ms. de Monchaux has been managing Bear Stearns' Derivatives Department since February 1993 and its Fixed Income Finance Department since September 1995. Prior to joining Bear Stearns, Ms. de Monchaux was Senior Vice President in charge of the Global Derivative Products Group at Banque Indosuez from April 1990 to June 1992.

         Ms. Fippinger currently serves as a director (and has for more than the past five years) and a member of the Executive Committee and Corporate Governance Committee of Pfizer Inc.

         Mr. Geismar has been in charge of Bear Stearns' Operations Department for more than the past five years.

         Mr. Glickman has been a private investor for more than the past five years.

         Mr. Green has been an attorney in private practice for more than the past five years. Mr. Green has also been the president and a director of National States Insurance Company and National Real Estate Management Corporation for more than the past five years.

         Mr. Greenberg has been Chairman of the Board of the Company for more than the past five years. Mr. Greenberg was Chief Executive Officer of the Company and Bear Stearns from the Company's inception until July 1993.

         Father Harrington has been the President of St. Johns University for more than the past five years.

         Mr. Harriton has been in charge of the Company's correspondent clearing services (through BSSC) for more than the past five years. Mr. Harriton has been President of BSSC since its inception.

         Mr. Keating has been responsible for Bear Stearns' Municipal Bond Department and Public Finance Department for more than the past five years.

         Mr. Kluge has been Chairman and President of Metromedia Company for more than the past five years.

         Mr. Lehman became an Executive Vice President of the Company in September 1995. Prior thereto, Mr. Lehman was Senior Vice President - General Counsel of Bear Stearns for more than five years. Mr. Lehman is General Counsel of the Company and Bear Stearns.

         Mr. Liebowitz has directed Bear Stearns' Convertible Securities Group for more than the past five years.

         Mr. Lisman is head of the Institutional Equity Group of Bear Stearns and has been head or co-head of such Group for more than the past five years.

         Mr. Livney has been a member of Bear Stearns' Fixed Income Sales Department for more than the past five years. Mr. Livney is involved in the management of Bear Stearns' Fixed Income Sales Department.

         Mr. Minikes has been Treasurer of the Company and Bear Stearns for more than the past five years.

         Mr. Montgoris has been Chief Operating Officer of the Company and Bear Stearns since August 1993. Mr. Montgoris has been Chief Financial Officer of the Company and Bear Stearns for more than the past five years.

         Mr. Mullen is currently the head of Bear Stearns' High Yield Department and was the co-head thereof from January 1991 until May 1995. Mr. Mullen is a member of Bear Stearns' Investment Banking Policy Committee.

         Mr. Nickell has been President of Kelso & Company, a privately held merchant banking firm, for more than the past five years.

         Mr. Overlander has been a member of Bear Stearns' Fixed Income Sales Department for more than the past five years. Mr. Overlander is currently the head of Bear Stearns' Fixed Income Sales Department.

         Mr. Raphael has been a member of Bear Stearns' Private Client Services Department for more than the past five years.

         Mr. Rosenwald has been the senior investment banker in Bear Stearns' Investment Banking Division for more than the past five years. Mr. Rosenwald has been Vice Chairman of the Board of Directors for more than the past five years.

         Mr. Lewis Sachs has been involved in Bear Stearns' Fixed Income Capital Markets Department for more than the past five years. Mr. Sachs is responsible for Bear Stearns' Fixed Income Capital Markets, Corporate Bond Trading and High Grade Research Groups. Mr. Sachs is also a member of Bear Stearns' Investment Banking Policy Committee.

         Mr. Richard Sachs has been a member of Bear Stearns' Private Client Services Department since April 1995. Prior thereto, Mr. Sachs was involved in the Private Investment Department of Salomon Brothers for more than five years.

         Mr. Salerno has been the Vice Chairman of the Board of NYNEX Corp. for more than the past five years.

         Mr. Schwartz has been an Executive Vice President of the Company for more than the past five years. Mr. Schwartz is responsible for all of the investment banking activities of Bear Stearns.

         Mr. Solomon has been involved in the management of Bear Stearns' Investment Banking Division since November 1995. Prior thereto, Mr. Solomon was involved in the management of Bear Stearns' High Yield Department from January 1991 to October 1995. Mr. Solomon is also a member of Bear Stearns' Investment Banking Policy Committee. Mr. Solomon has been a Senior Managing Director of Bear Stearns since September 1992 and was a Managing Director of Bear Stearns from January 1991 to September 1992.

         Mr. Spector became an Executive Vice President of the Company in November 1992. Prior thereto, Mr. Spector was involved in the management of Bear Stearns' Mortgage Department for more than five years. Mr. Spector is responsible for all fixed income activities of Bear Stearns.

         Mr. Steinberg has been co-head of Bear Stearns' Risk Arbitrage Department for more than the past five years. Mr. Steinberg has been Chairman of the Credit Policy Committee of Bear Stearns since October 1992.

         Mr. Tarnopol became a Vice Chairman of the Board of Directors on July 1, 1996. Prior thereto, Mr. Tarnopol was an Executive Vice President of the Company for more than five years. Mr. Tarnopol is Chairman of the Investment Banking Division of Bear Stearns and a member of its Investment Banking Policy Committee.

         Mr. Tese has been Chairman of Wireless Cable International Inc. (a wireless cable company) since April 1995. Mr. Tese was Chairman of Cross Country Wireless Inc. (a wireless cable company) from October 1994 to July 1995 and was a corporate officer of the general partner of Cross Country Wireless Inc.'s predecessors, Cross Country Wireless Cable - I, L.P. and Cross Country Wireless Cable West, L.P., from 1990 until October 1994. Mr. Tese was the Director of Economic Development for the State of New York from June 1987 to December 1994. Mr. Tese is also currently Chairman of the Audit Committee of the Board of Directors of the Company.

         Mr. Urfirer has been a member of Bear Stearns' Investment Banking Division since February 1994. Prior to joining Bear Stearns, Mr. Urfirer was a Managing Director at CS First Boston from January 1993 to January 1994 and was a Director at CS First Boston from July 1991 to January 1993.

         Mr. Wilpon has been Chairman of the Board of Directors of Sterling Equities, Inc., a privately held entity, and certain affiliates thereof, which are primarily real estate development/owner management companies, for more than the past five years. Mr. Wilpon has also been President and Chief Executive Officer of the New York Mets baseball team for more than the past five years. Mr. Wilpon has also been Chairman of the Board of Directors of Pathogenesis Corp., a publicly held pharmaceutical company, since May 4, 1995.

         Mr. Zucker has been a member of Bear Stearns' Investment Banking Division for more than the past five years.

         There is no family relationship among any of the directors or executive officers of the Company.

         All directors hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Officers serve at the discretion of the Board of Directors.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors held five meetings (exclusive of committee meetings) during the preceding fiscal year. In addition, the Board of Directors has established four committees whose functions and current members are noted below. Each current director, except Messrs. Keating, Kluge, Rosenwald, L. Sachs, Schwartz and

Wilpon attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served which were held during such period.

         Executive Committee. The Executive Committee of the Board of Directors (the "Executive Committee") consists of Messrs. Cayne, Greenberg (Chairman), Lehman (since September 1995), Schwartz and Spector, who also constitute five of the six members of the Board of Directors of Bear Stearns. The Executive Committee also included Vincent J. Mattone until his resignation in September 1995, John C. Sites Jr. until his resignation in July 1995 and Mr. Tarnopol until his resignation in June 1996. It meets once each week and more frequently as required and held 55 meetings during the preceding fiscal year. The Executive Committee has the authority between meetings of the Board of Directors to take all actions with respect to the management of the Company's business which require action of the Board of Directors, except with respect to certain matters that by law and the provisions of the Certificate of Incorporation must be approved by the entire Board of Directors.

         Audit Committee. The Audit Committee of the Board of Directors (the "Audit Committee") consists of Ms. Fippinger (since October 1995) and Messrs. Bewkes, Green, Salerno, Tese (Chairman) and Wilpon. Each of the foregoing is a director who is not employed by the Company or affiliated with management. This Committee is responsible for reviewing and helping to ensure the integrity of the Company's financial statements. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent accountants the scope of their audit, their report and their recommendations, and recommends the selection of the Company's independent accountants. The Audit Committee held five meetings during the preceding fiscal year.

         Compensation Committee. The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of Messrs. Glickman (Chairman), Harrington (since October 1995), Kluge (since October 1995), Nickell and Tese (since October 1995). Each of the foregoing is a director who is not employed by the Company or affiliated with management. The Compensation Committee establishes the compensation policies used in determining the compensation of all executive officers and other Senior Managing Directors, including members of the Board of Directors who are employees of the Company ("employee directors"). The Compensation Committee administers the Management Compensation Plan pursuant to which the salary and bonus compensation of the members of the Executive Committee is determined. See "Executive Compensation Compensation Committee Report." The Compensation Committee will also administer the Performance Compensation Plan. The Compensation Committee also approves the salary and bonus compensation of the employee directors and the other executive officers based upon recommendations by the Executive Committee and the Management and Compensation Committee of the Board of Directors (the "Management and Compensation Committee") applying criteria established by the Compensation Committee. The Compensation Committee also administers The Bear Stearns Companies Inc. 1985 Stock Option Plan for Senior Managing Directors (the "Stock Option Plan") and certain aspects of the Capital Accumulation Plan. The Compensation Committee held nine meetings during the preceding fiscal year.

         Management and Compensation Committee. The Management and Compensation Committee consists of Messrs. Cayne (Chairman), Harriton (since September 1995), Lisman (since September 1995), Montgoris, Mullen, Schwartz, Spector and Steinberg, and also included Mr. Sites until his resignation in July 1995. The Management and Compensation Committee considers and acts upon matters involving the day-to-day business and affairs of the Company and its subsidiaries and, where appropriate, recommends action to the Board of Directors or other committees of the Board of Directors with respect to those matters not in the ordinary course of business and affairs of the Company, in either case without in any way limiting or impairing the existing power or authority of the executive officers of the Company. In connection therewith, the Management and Compensation Committee approves compensation amounts for employees of the Company and its subsidiaries below the level of Senior Managing Director, and recommends to the Compensation Committee and/or the Executive Committee compensation amounts for Senior Managing Directors of Bear Stearns other than participants in the Management Compensation Plan. The Management and Compensation Committee also administers certain aspects of the Capital Accumulation Plan. The Management and Compensation Committee meets once a week and more frequently as required and held 61 meetings during the preceding fiscal year.

         The Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

                          COMPENSATION COMMITTEE REPORT

OVERVIEW

         The Compensation Committee establishes the compensation policies applicable to all executive officers and other Senior Managing Directors. The salary and bonus compensation of the members of the Executive Committee is determined by the operation of the Management Compensation Plan which the Compensation Committee has adopted and administers. Stockholders previously have approved the performance goals contained in the Management Compensation Plan. The fiscal year 1996 salaries and bonuses of employee directors and other executive officers, to the extent not determined by the Management Compensation Plan, were approved by the Compensation Committee based upon recommendations by the Executive Committee and the Management and Compensation Committee, which committees based their recommendations on criteria established by the Compensation Committee.

COMPENSATION POLICIES

         From the time of the Company's initial public offering after succession on October 29, 1985 to the business of the Partnership, compensation for senior executives of the Company has been strongly influenced by the principle that the compensation of senior executives should be structured to directly link the executives' financial reward to Company performance. Thus, senior executives would both share in the success of the Company as a whole and be adversely affected by poor Company performance, thereby aligning their interests with the interests of the Company's stockholders. The Management Compensation Plan, which has been in effect in various forms since the Company's initial public offering, is designed to implement the foregoing philosophy. The salary and bonus compensation of the Chief Executive Officer and other members of the Executive Committee is determined by the Management Compensation Plan. The Management Compensation Plan provides each participant with a base salary of $200,000 per annum and a share of a bonus fund determined on the basis of the Company's Adjusted Annual Pre-Tax Return on Equity ("ROE," as defined below).

         The Company's compensation practice with respect to executive officers who are not members of the Executive Committee and other Senior Managing Directors has been designed to link individual compensation with performance. Accordingly, the base salary of executive officers and most other Senior Managing Directors has been limited to $200,000 per annum, with the preponderance of total compensation being in the form of a bonus determined on the basis of the following criteria: (a) the overall annual performance of the Company; (b) the performance of any business unit or units in which the employee participates; (c) the need to maintain compensation levels comparable to those of competing financial services companies, including those in the Peer Group (as defined below); and (d) the individual performance of the employee in question from the viewpoints of (i) managerial responsibilities, (ii) direct production of revenue, (iii) development and maintenance of the Company's franchise, (iv) controlling costs, and (v) promoting cooperation within and between business units.

         The Compensation Committee also considers the relationship of the Company's total compensation expense to the Company's total revenues, net of interest expense, in evaluating the overall reasonableness of the compensation of employee directors and other executive officers.

         In order to formalize this policy for certain executive officers and in an effort to meet the requirements for deductibility by the Company under
Section 162(m) of the Internal Revenue Code, the Compensation Committee has adopted the Performance Compensation Plan to be effective commencing in fiscal year 1997, subject to approval of stockholders at the 1996 Annual Meeting. Under the Performance Compensation Plan, certain executive officers of the Company (other than the voting members of the Executive Committee) designated by the Compensation Committee would receive a base salary of $200,000 per annum and a share of a performance-based bonus fund. The Performance Compensation Plan is described in detail below under "Approval of the Performance Compensation Plan."

         The Compensation Committee believes that the establishment of the Capital Accumulation Plan during fiscal year 1991 represented an important additional step in the Company's goal to further strengthen the alignment of management and stockholder interests, by increasing employee ownership of the Company's Common Stock. During fiscal year 1996, over 95% of the more than 260 Senior Managing Directors participated in the Capital Accumulation Plan, and all employee directors and executive officers of the Company participated.

         The Compensation Committee views the Company's compensation policies as having substantially contributed to the Company's historical operating performance, which has been characterized by consistently high levels of pre-tax return on common equity (see comparison in the chart below to the average pre-tax return on common equity of the Company's peers (the "Peer Group"), consisting of Merrill Lynch & Co., Inc., Morgan Stanley Group Inc., Paine Webber Group Inc. and Salomon Inc). The following chart compares the Company's pre-tax return on common equity to the Peer Group for the five twelve-month periods ended June 30 shown below:


                            PRE-TAX RETURN ON EQUITY
              THE BEAR STEARNS COMPANIES INC. V. PEER GROUP AVERAGE




                         [GRAPHIC MATERIAL (1) OMITTED]







                                                       June 30,
                                  ----------------------------------------------
                                      1992     1993     1994    1995    1996
                                      ----     ----     ----    ----    ----
The Bear Stearns Companies Inc.       47.7%    48.8%    38.7%   21.6%   43.5%
Peer Group                            35.1%    33.4%    26.9%   9.8%    37.5%

MANAGEMENT COMPENSATION PLAN

         The Compensation Committee administers the Management Compensation Plan, which provides that each member of the Executive Committee will receive a base salary of $200,000 per annum and share in a bonus fund determined on the basis of the Company's ROE. The ROE for fiscal year 1996 was 45.5%, resulting in a bonus fund of $73,203,000. If the Company's fiscal year 1996 ROE had not exceeded 2%, the compensation of the members of the Executive Committee would have been limited to their salaries of $200,000 per annum. For information with respect to the members of the Executive Committee, see "Election of Directors - Board and Committee Meetings - Executive Committee."

         "ROE" is defined generally in the Management Compensation Plan as the number expressed as a percentage determined by dividing (a) Adjusted Annual Pre-Tax Income (as defined below) by (b) Consolidated Common Stockholders' Equity as of the last day of the immediately preceding fiscal year. "Adjusted Annual Pre-Tax Income" of the Company is defined generally in the Management Compensation Plan as consolidated income before income taxes, after deducting the base salaries of participants in the Management Compensation Plan and dividends on preferred stock, but before deducting any bonus payments under the Management Compensation Plan and any adjustments relating to the Capital Accumulation Plan. Adjusted Annual Pre-Tax Income for purposes of this Plan may be decreased, but not increased, at the sole discretion of the Compensation Committee as appropriate to carry out the purpose of the Management Compensation Plan.

         The share of the bonus fund to be allocated to each member of the Executive Committee was determined in September 1995 by the Compensation Committee upon the recommendation of the Executive Committee, which based such recommendation on the same criteria established by the Compensation Committee for determining the total compensation of Senior Managing Directors who are not members of the Executive Committee for fiscal year 1995.

         The Management Compensation Plan is based on the proposition that ROE is an appropriate measure upon which to base the compensation of the members of the Executive Committee. Although the short-term performance of the Common Stock will tend to fluctuate based on factors beyond the control of management, the Compensation Committee believes that over the long term, the performance of the Common Stock will reflect the Company's operating performance as reflected in its ROE.

         The Management Compensation Plan's short-term focus on annual pre-tax profitability is counterbalanced by the long-term focus resulting from the substantial ownership of Common Stock and CAP Units by the members of the Executive Committee and other senior executives as described in the paragraph "Equity Ownership and Capital Accumulation Plan" below.

         The Compensation Committee has concluded that the Management Compensation Plan has served the Company well, has provided appropriate incentives to senior management of the Company, and is a fair and reasonable method upon which to base the compensation of the members of the Executive Committee.

         Section 162(m) of the Internal Revenue Code limits deductibility for federal income tax purposes of compensation in excess of $1 million paid to individual executive officers named in the Summary Compensation Table per taxable year unless certain exceptions, including compensation based on performance goals, are satisfied. The Management Compensation Plan for both fiscal year 1996 and fiscal year 1997 (subject to shareholder approval of the performance goals applicable to such year, as described in "Approval of the Fiscal Year 1997 Performance Goals Under, and an Amendment to, the Management Compensation Plan") have been established in an effort to comply with the performance-based exception to limits on deductibility of executive officer compensation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The total compensation of Mr. Cayne, the Company's CEO, along with other members of the Executive Committee, is determined in all material respects by the Management Compensation Plan. Pursuant to the terms of the Management Compensation Plan, for fiscal year 1996 Mr. Cayne received a base salary of $200,000 and shared in a bonus fund based on the Company's fiscal year 1996 ROE. Mr. Cayne's share of the fiscal year 1996 bonus fund (as well as that of the other members of the Executive Committee) was determined by the Compensation Committee in September 1995, based on the recommendation of the Executive Committee as to how the bonus fund should be allocated among the members of the Executive Committee. The Executive Committee's recommendations were based on the same criteria established by the Compensation Committee for determining the total compensation of Senior Managing Directors who were not members of the Executive Committee for fiscal year 1995.

         The Company's fiscal 1996 financial performance was substantially higher than in fiscal year 1995. Under the terms of the Management Compensation Plan and reflecting the shares of the bonus fund allocated to Mr. Cayne, the total salary and bonus compensation of Mr. Cayne increased by 128.4% from fiscal 1995.

         Of the total fiscal year 1996 compensation of Mr. Cayne, approximately 47.8% was deferred under the Capital Accumulation Plan, with the result that the ultimate realization of a substantial portion of Mr. Cayne's benefit from his current compensation will depend on the future performance of the Company and its Common Stock.

EQUITY OWNERSHIP AND CAPITAL ACCUMULATION PLAN

         A focus on long-term performance and growth and a direct alignment of employee and stockholder interests results from the substantial ownership of Common Stock and equivalents (including CAP Units) by senior executives of the Company. As shown under "Security Ownership of Management," the five current members of the Executive Committee beneficially own approximately 8.12% of the Common Stock and equivalents outstanding while all directors, nominees and executive officers as a group beneficially own approximately 16.60% of the outstanding Common Stock and equivalents, as of September 3, 1996.

         The Capital Accumulation Plan has been and will continue to be a major contributor to equity ownership by senior executives. During fiscal year 1996, over 95% of the more than 260 Senior Managing Directors of Bear Stearns (including all employee directors and executive officers of the Company) participated in the Capital Accumulation Plan. For fiscal years 1994, 1995 and 1996 participants in the Capital Accumulation Plan have deferred a total of approximately $332,100,000 in compensation. Furthermore, for fiscal year 1996, 45.5% of the salary and bonus compensation (including amounts deferred pursuant to the Capital Accumulation Plan) of the current members of the Executive Committee was deferred in the Capital Accumulation Plan while 40.1% of such compensation was deferred by all executive officers and employee directors as a group. These deferrals were, or will be, credited to participants' accounts in the form of CAP Units which entitle the participants to share in the pre-tax income of the Company and eventually to receive shares of Common Stock of the Company. The Capital Accumulation Plan is described in detail below under "Approval of Amendments to the Capital Accumulation Plan."

         Since shares for the Capital Accumulation Plan are purchased from existing stockholders and not from the Company, employee stock ownership is increased without substantial dilution to earnings per share or book value per common share. Consistent with the Company's goal of avoiding compensation plans which cause significant dilution of existing stockholders, the Company does not use stock options as a significant component of employee compensation and has granted no stock options since August 1989.

                                             Compensation Committee

                                             Carl D. Glickman, Chairman
                                             Donald J. Harrington
                                             John W. Kluge
                                             Frank T. Nickell
                                             Vincent Tese

                                 o     o     o

                    COMPENSATION TABLES AND OTHER INFORMATION


         The following table set forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (other than the CEO) for the three fiscal years ended June 30, 1996:


                                            SUMMARY COMPENSATION TABLE
                                            --------------------------
                                                                              Long-Term
                                                                             Compensation
                                                                                Awards
                                                  Annual Compensation          -------
                                 Fiscal           -------------------      Restricted Stock        All Other
Name and Principal Position       Year             Salary      Bonus         Awards(1)(2)      Compensation(2)(3)
- ---------------------------       ----             ------      -----        --------------     ------------------
James E. Cayne...............     1996           $200,000    $8,972,750          $8,413,250            $2,773,337
CEO and President                 1995            200,000     4,030,066           3,470,827             1,303,122
                                  1994            200,000     7,465,620           6,906,380             1,075,670

Alan C. Greenberg............     1996            200,000    13,039,500           4,346,500             1,454,701
Chairman of the Board             1995            200,000     5,627,980           1,872,913               679,659
                                  1994            200,000    10,781,310           3,590,690               580,739

Alan D. Schwartz.............     1996            200,000     6,693,666           6,117,334             1,617,099
Executive Vice President          1995            200,000     2,332,229           1,772,990               778,533
                                  1994            200,000     3,948,870           3,382,130               689,714

Warren J. Spector............     1996            200,000     4,194,750          12,276,250             2,859,826
Executive Vice President          1995            200,000     3,725,976           3,166,737             1,374,499
                                  1994            200,000     6,834,000           6,284,000             1,121,083

Michael L. Tarnopol..........     1996            200,000     4,805,375           1,598,625             1,142,954
Vice Chairman of the Board(4)     1995            200,000     2,663,100             884,620               586,513
                                  1994            200,000     5,500,560           1,830,440               526,276


         For each of the above-named officers, compensation information is provided for the full fiscal years during which he served as an executive officer of the Company.

(1) Represents amounts deferred pursuant to the Capital Accumulation Plan. See "Approval of Amendments to the Capital Accumulation Plan." In accordance with the Capital Accumulation Plan, all amounts are immediately vested but, generally, are not payable for a minimum of five years. For the fiscal year ended June 30, 1996, the following number of CAP Units were credited to such persons' Capital Accumulation Accounts as a result of their fiscal year 1996 deferrals: Mr. Cayne - 382,185; Mr. Greenberg - 197,447; Mr. Schwartz - 277,890; Mr. Spector - 557,669; and Mr. Tarnopol - 72,620.

(2) As of June 30, 1996, the value and number of the aggregate CAP Units held by such persons (based on the closing price of the Common Stock on the Consolidated Transaction Reporting System on such date) was: Mr. Cayne - $41,767,506 (1,767,936 units); Mr. Greenberg - $21,835,792
         (924,266 units); Mr. Schwartz - $25,656,134 (1,085,973 units); Mr.
         Spector - $46,938,077 (1,986,796 units); and Mr. Tarnopol - $15,213,375
         (643,952 units).

(3) Includes preferential earnings in the form of CAP Units credited pursuant to the Capital Accumulation Plan. For a description of the Capital Accumulation Plan, see "Approval of Amendments to the Capital Accumulation Plan." For fiscal year 1994, includes preferential earnings in the form of Earnings Units credited pursuant to the Performance Unit Plan for Senior Managing Directors. The Performance Unit Plan was adopted effective as of January 1, 1993 following the termination of the Capital Accumulation Plan in respect of Plan Years 1991 and 1992 in order to compensate participants in the Capital Accumulation Plan (in the form of "Earnings Units" representing shares of Common Stock) for certain adverse consequences resulting from such termination by approximating the economics of the Capital Accumulation Plan in respect of shares of Common Stock distributed from the Capital Accumulation Plan. The Performance Unit Plan terminated effective June 30, 1994, and shares of Common Stock issued thereunder were distributed to participants in October 1994.

(4) Until June 30, 1996, Mr. Tarnopol was an Executive Vice President of the Company.

                                PERFORMANCE GRAPH

         The following performance graph compares the performance of an investment in the Company's Common Stock for the last five fiscal years with that of the S&P 500 Index, the S&P Financial Miscellaneous Index and the Company's peers (consisting of Merrill Lynch & Co., Inc., Morgan Stanley Group Inc., Paine Webber Group Inc. and Salomon Inc). The graph assumes the value of the investment in the Company's Common Stock and each index was $100 on June 30, 1991 and that all dividends were reinvested. There can be no assurance that future stock performance will correlate with past stock performance.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN



                         [GRAPHIC MATERIAL (2) OMITTED]










Assumes $100 invested on June 30, 1991
in the Company's Common Stock, S&P 500 Index,
S&P Financial Miscellaneous Index and Peer Group Index

                                       1991   1992    1993   1994   1995   1996
                                       ----   ----    ----   ----   ----   ----
The Bear Stearns Companies Inc.         100    139     215    176    240    286
S & P 500 Index                         100    110     121    120    147    181
S & P Financial Miscellaneous Index     100    118     167    161    196    255
Peer Group                              100    127     190    171    238    296

COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company receives an annual retainer of $25,000, plus $800 for each meeting of the Board of Directors attended, and reasonable expenses relating to attendance at such meetings. Directors who are members of the Audit Committee and directors who are members of the Compensation Committee receive additional compensation at the rate of $1,500 for each meeting of the Audit Committee or Compensation Committee attended, with the exception of telephone conference meetings (where a quorum consists of directors attending via telephone conference call) as to which the compensation paid for participation is $200.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         The Company, in the ordinary course of business, has extended credit to certain of its directors, officers and employees in connection with their purchase of securities. Such extensions of credit have been made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliated persons, and did not involve more than the normal risk of collectability or have other unfavorable features present. To the extent officers and employees of the Company and members of their immediate families wish to purchase securities in brokerage transactions, they ordinarily are required to do so through Bear Stearns, which offers them a discount from its standard commission rates in connection therewith which could be substantial depending on various factors, including the size of the transaction. Bear Stearns also, from time to time and in the ordinary course of its business, has entered into transactions involving the purchase or sale of securities and commercial paper (including different forms of repurchase transactions) from or to directors, officers and employees of the Company and members of their immediate families, as principal. Such purchases and sales of securities or commercial paper on a principal basis were effected on substantially the same terms as similar transactions with unaffiliated third parties.

         The Company, from time to time, has made loans to its officers and other employees against commissions and other compensation which would otherwise be payable to them in the ordinary course of business. Interest is generally charged by the Company on such loans at the same rate of interest charged by Bear Stearns on loans to purchase securities. The Company currently requires that any such loan in excess of $7,500 made to officers and other employees against commissions or other compensation be approved by the affirmative vote of a majority of the members of the Management and Compensation Committee (with any interested member abstaining). During the fiscal year ended June 30, 1996, the maximum aggregate amount of loans against commissions and other compensation at month-end was approximately $3,337,373.

         Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during the last fiscal year for any amount in excess of $60,000.

         Bear Stearns acted as the exclusive financial advisor for Cross Country Wireless Inc., ("Cross Country") in connection with the sale of Cross Country to Pacific Telesis Group in July 1995, for which Bear Stearns received fees aggregating $1 million. Prior to the sale, Vincent Tese was Chairman of Cross Country and Mr. Tese and his family were the owners of approximately 20% of its outstanding common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the Company's Compensation Committee are Messrs. Glickman, Harrington, Kluge, Nickell and Tese, none of whom is or has been an officer or employee of the Company. There were no "Compensation Committee Interlocks" during fiscal year 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and any persons who own more than ten percent of the Company's Common Stock, to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1996 fiscal year all Section 16(a) filing requirements were complied with, except that a family trust of which Roland N. Livney is a trustee filed late its initial report of ownership.

         II. APPROVAL OF THE FISCAL YEAR 1997 PERFORMANCE GOALS UNDER, AND AN AMENDMENT TO, THE MANAGEMENT COMPENSATION PLAN

         The Board of Directors proposes that the stockholders approve the fiscal year 1997 performance goals under, and an amendment to, the Management Compensation Plan. The performance goals and the amendment are being submitted to stockholders in an effort to meet the requirements for deductibility by the Company under Section 162(m) of the Internal Revenue Code. (See "Executive Compensation-Compensation Committee Report-Management Compensation Plan" for a discussion of Section 162(m) of the Internal Revenue Code). If stockholder approval of the fiscal year 1997 performance goals under the Management Compensation Plan is not obtained, no payment in respect of the bonus fund will be made under the Management Compensation Plan.

         On July 25, 1994, the Compensation Committee adopted the Management Compensation Plan, which is effective July 1, 1994, subject to annual approval of the performance goals contained therein by stockholders at the Company's Annual Meeting.

FISCAL YEAR 1997 PERFORMANCE GOALS

         The salary and bonus compensation of the CEO and other members of the Executive Committee is determined by the Management Compensation Plan in fiscal year 1996 and thereafter. Under the Management Compensation Plan, each of the members of the Executive Committee will receive a base salary of $200,000 per annum and share in a bonus fund established pursuant to the Management Compensation Plan.

         On September 10, 1996, the Compensation Committee established a new formula for computing the bonus fund for fiscal 1997, subject to stockholder approval at the Company's Annual Meeting. The formula establishes a bonus fund based on a sliding scale linked to the Company achieving various levels of ROE. If the Company's fiscal year 1997 ROE does not exceed 2%, the compensation of the members of the Executive Committee will be limited to their salaries of $200,000 per annum. The bonus fund will range up to a maximum of 7.258% of Adjusted Annual Pre-Tax Income, if the Company's fiscal year 1997 ROE exceeds 30%. In fiscal year 1996, the bonus fund ranged up to a maximum of 8.6% of Adjusted Annual Pre-Tax Income when the Company's fiscal year 1996 ROE exceeded 30%.

         The definitions of "ROE" and "Adjusted Annual Pre-Tax Income" under the Management Compensation Plan are described under "Executive Compensation - Compensation Committee Report - Management Compensation Plan."

         One impact of the change in the formula for calculating the bonus fund in fiscal year 1997 from that in effect for fiscal year 1996 is that the Company must generate more Adjusted Annual Pre-Tax Income in fiscal year 1997 than in the previous year in order to produce the same bonus fund as in fiscal year 1996. However, if the Company generates the same level of ROE in fiscal year 1997 as it did in fiscal year 1996, the bonus fund would increase in fiscal year 1997 over the bonus fund in fiscal year 1996. In addition to the adjustments made at all levels of Adjusted Annual Pre-Tax Income, the formula for calculating the bonus fund in fiscal year 1997 was revised to further reduce the bonus fund at lower levels of ROE. The change in the formula also reflects a reduction in the aggregate size of the bonus fund due to the resignation of one member of the Executive Committee.

         The share of the bonus fund to be allocated to each member of the Executive Committee is determined by the Compensation Committee. The Compensation Committee may allocate up to 100% of the entire bonus fund in any fiscal year. The determination of each participant's share of the fund is made not later than 90 days after the beginning of each fiscal year. The Management Compensation Plan may be amended by the Compensation Committee provided that no such action may retroactively impair or otherwise adversely affect the rights of any person prior to the date of such action.

PROPOSED AMENDMENT

         On September 10, 1996, the Compensation Committee adopted an amendment to the Management Compensation Plan, subject to stockholder approval at the 1996 Annual Meeting, which increased the maximum share of the bonus fund that may be allocated to any one participant in any fiscal year from 25% to 30%. The principal reason for this amendment is a reduction in the size of the Executive Committee.

         The following table reflects the amounts that would have been paid for the fiscal year ended June 30, 1996 if the fiscal year 1997 formula for computing the bonus fund under the Management Compensation Plan had been in effect for such year:

                        MANAGEMENT COMPENSATION PLAN (1)

   NAME AND POSITION                                         DOLLAR VALUE ($)(2)
   -----------------                                         -------------------

   James E. Cayne, CEO and President......................        15,996,502

   Alan C. Greenberg,
     Chairman of the Board................................        15,996,502

   Warren J. Spector,
     Executive Vice President.............................        15,154,630

   Michael L. Tarnopol
     Vice Chairman of the Board (3).......................                 0

   Alan D. Schwartz
     Executive Vice President.............................        11,787,138

   Executive Group........................................        61,460,390

   Non-Executive Director Group...........................                 0

   Other Employee Group(4)................................                 0

- -------------------------

(1) This calculation (i) utilizes the fiscal year 1996 Adjusted Annual Pre-Tax Income and the Consolidated Common Stockholders' Equity as of June 30, 1996 and (ii) assumes the percentage of the bonus fund allocated to each member of the Executive Committee was the same as under the Management Compensation Plan in effect for fiscal year 1996, as adjusted for the resignation from the Executive Committee of Mr. Tarnopol.

(2) Includes amounts that would have been deferred pursuant to the Capital Accumulation Plan. See "Summary Compensation Table."

(3) Effective June 30, 1996, Mr. Tarnopol resigned as Executive Vice President of the Company and pursuant to the Management Compensation Plan will not participate in the bonus fund in fiscal year 1997.

(4) Excluding those employees included in the categories entitled "Executive Group" and "Non-executive Director Group."


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PERFORMANCE STANDARDS CONTAINED IN, AND AN AMENDMENT TO, THE MANAGEMENT COMPENSATION PLAN.

          III. APPROVAL OF AMENDMENTS TO THE CAPITAL ACCUMULATION PLAN

         The Board of Directors recommends approval of the amendments to the Capital Accumulation Plan.


GENERAL

         The Capital Accumulation Plan was adopted initially by the Board of Directors and approved by stockholders as of September 6, 1990. The Capital Accumulation Plan was amended thereafter on a number of occasions by the Compensation Committee, both with and without stockholder approval, as required. The last amendment to the Capital Accumulation Plan, prior to the proposed amendments being considered at the Annual Meeting, was adopted effective July 1, 1995 and approved by stockholders on October 30, 1995, as reflected in the Exhibits to the Company's Annual Report on Form 10-K for fiscal year 1995.

         Under the Capital Accumulation Plan, all Senior Managing Directors of Bear Stearns (including employee directors and executive officers of the Company) are eligible to participate on an elective basis. Participants in the Capital Accumulation Plan are entitled to defer a portion of their compensation earned during each fiscal year. Participants are generally required to commit to defer a portion of their compensation during each of the three fiscal years following their initial election to participate in the Capital Accumulation Plan. Thereafter, whenever the Compensation Committee allows a new group of Senior Managing Directors to participate in the Capital Accumulation Plan for three years, this has the effect of extending the duration of the Capital Accumulation Plan, thereby permitting existing participants to defer compensation for an additional fiscal year or years.

         There are approximately 260 Senior Managing Directors, (including employee directors and executive officers of the Company) who are eligible to participate in the Capital Accumulation Plan. Participants in any fiscal year will generally be required to defer the following percentages of that portion of their total compensation for such fiscal year (after deducting any amounts deferred under other plans sponsored by the Company) which exceeds $200,000 (or the then prevailing annual base salary of Senior Managing Directors):

         25% of the first  ................................   $  300,000
         30% of the next   ................................      500,000
         40% of the next   ................................    1,000,000
         50% of compensation exceeding.....................    2,000,000

         In lieu of the foregoing amounts, Senior Managing Directors over the age of 55 may elect to defer only 25% of their aggregate compensation in excess of $200,000 and all participants may elect to defer all or any portion of their compensation in excess of $200,000 in addition to the minimum amount set forth in the table above ("Additional Deferral Amounts"), subject, in the case of Additional Deferral Amounts to the approval of the Management and Compensation Committee, or in the case of persons subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended ("Reporting Persons"), to the approval of the Compensation Committee.

         Participants' compensation will be deferred for a period (a "Deferral Period") of five years after the end of the fiscal year for which it was otherwise payable, which period may be extended or reduced under certain circumstances, including the financial hardship of the participant. Participants over the age of 55 may elect a shorter deferral period. A participant's compensation deferred pursuant to the Capital Accumulation Plan will be credited to such participant's deferred compensation account (the "Capital Accumulation Account") in the form of units ("CAP Units"). The number of CAP Units to be so credited generally will be determined by dividing the amount of each participant's compensation deferred in respect of such fiscal year by the average cost per share of Common Stock acquired for purposes of the Capital Accumulation Plan.

         Each CAP Unit credited to a participant's Capital Accumulation Account will entitle the participant to receive, on an annual basis, a Net Earnings Adjustment generally equal to the Company's pre-tax earnings per share (as determined in accordance with the Capital Accumulation Plan) for such fiscal year divided by the average cost per share of Common Stock acquired by the Company for purposes of the Capital Accumulation Plan, less an adjustment for changes in the Company's book value per share of the Common Stock during such year resulting from increases or decreases in the Company's retained earnings attributable to net income or loss, after deducting dividends declared with respect to any capital stock of the Company, during such year. The Net Earnings Adjustment generally will be credited to participants' Capital Accumulation Accounts on an annual basis in the form of a number of additional CAP Units.

         Notwithstanding the foregoing, the aggregate number of CAP Units that may be credited pursuant to the Capital Accumulation Plan in respect of any fiscal year may not exceed the number of Available Shares (as defined in the Capital Accumulation Plan) acquired for the Capital Accumulation Plan with respect to such fiscal year. If, because of this limitation, the Company is not able to credit CAP Units in respect of all compensation deferred for any fiscal year, or to make any required Net Earnings Adjustments in full, then the amount of compensation for which no CAP Units were awarded will be credited instead to an interest-bearing "cash balance account" maintained for each participant. In subsequent fiscal years, to the extent the Company acquires shares of Common Stock for the Capital Accumulation Plan, it will credit at the end of each fiscal quarter a number of CAP Units corresponding to such shares first to participants having positive cash balances before making any other credits of CAP Units in respect of that year. The price at which CAP Units will be so credited in respect of deferred cash balances will be the average cost per share of the corresponding shares of Common Stock acquired by the Company during such fiscal quarter.

         Upon the termination of a participant's Deferral Period under the Capital Accumulation Plan, the participant will be entitled to receive from the Company a number of freely transferable shares of Common Stock equal to the number of CAP Units then credited to his Capital Accumulation Account plus cash in the amount, if any, of his cash balance account at the end of such period. If a participant dies, the participant's estate (or the designated beneficiary) will receive the number of shares of Common Stock corresponding to the CAP Units then credited to such participant's account as of the first day of the fiscal year following the date of death plus cash in the amount, if any, of the participant's cash balance account. If a participant's employment is terminated for any reason prior to the end of the Deferral Period (other than by reason of death), the Management and Compensation Committee or, in the case of a Reporting Person, the Compensation Committee (the "Appropriate Committee") has the discretion, among other things, to accelerate the distribution of CAP Units in the form of shares of Common Stock for all Plan Years, plus cash in the amount, if any, of his cash balance account, and/or void any deferral elections for which CAP Units have not yet been credited and distribute cash in lieu of shares with respect thereto.

         The maximum number of CAP Units that may be credited to all Capital Accumulation Plan participants' Capital Accumulation Accounts under the Capital Accumulation Plan for any Plan Year shall not exceed the equivalent number of shares of Common Stock equal to the sum of 15% of the outstanding shares of Common Stock (as defined in the Capital Accumulation Plan) as of the last day of such Plan Year (the "Base Shares") and the number, if any, by which the sum of the Base Shares in all prior fiscal years beginning on or after July 1, 1993 exceeds the number of shares credited to participants' Capital Accumulation Accounts under the Capital Accumulation Plan in all such prior fiscal years.

         The Company reserves the right to terminate the entire Capital Accumulation Plan or any portion of the Plan representing a particular fiscal year's deferred compensation at any time in its sole discretion. The Capital Accumulation Plan also provides for acceleration of deferrals in the event of certain defined events constituting a "change in control" of the Company. In the event of a "change of control" the Capital Accumulation Plan will be deemed to be terminated immediately and shares of Common Stock will be issued within 60 days thereafter. The Capital Accumulation Plan may be amended by the Compensation Committee provided that no such action shall retroactively impair or otherwise adversely affect the rights of any person prior to the date of any action.

         A participant may not assign, pledge or otherwise transfer his interest in his Capital Accumulation Account except by designating a beneficiary who shall be entitled to receive any amounts payable under the Capital Accumulation Plan upon the participant's death. The Company is not required to establish a special or separate fund or otherwise segregate any assets to assure any payments under the Capital Accumulation Plan and has no obligation to invest all or any portion of the participants' Capital Accumulation Accounts in Common Stock. The Capital Accumulation Plan provides that the rights of each participant shall be no greater than the rights of a general unsecured creditor of the Company.

PROPOSED AMENDMENTS

I. The following amendments to the Capital Accumulation Plan were approved by the Compensation Committee, effective January 18, 1996, subject to stockholder approval at the 1996 Annual Meeting. These amendments are filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1995.

         1.       Disability/Termination of Employment.
                  -------------------------------------

                  Section 6.2(c) of the Capital Accumulation Plan had provided that upon termination of employment by a participant, other than by reason of death or disability, the participant remained subject to the Capital Accumulation Plan but, in lieu of a Net Earnings Adjustment, received credits to his or her Capital Accumulation Account based upon the dividends paid on the shares represented by Cap Units, less the Cost of Carry (essentially an interest factor based on the Federal Funds Rate in a Fiscal Year as applied to the deferred tax benefit). Although the Appropriate Committee has the right to accelerate the termination of a participant's interest in the Capital Accumulation Plan and cause the distribution of Common Stock represented by Cap Units, any such action is discretionary with the Appropriate Committee. If termination of employment resulted from disability, however, the participant's participation in the Capital Accumulation Plan had automatically terminated as of the end of the Fiscal Year and there was no provision that would have permitted the disabled participant to continue to defer the receipt of Common Stock and receive adjustments based on dividends rather than net earnings. In order to treat a participant who becomes disabled in the same manner as a participant whose employment terminated other than by reason of disability,
Section 6.2(b) of the Capital Accumulation Plan relating to disability was eliminated and a disabled participant is now treated the same as any other participant whose employment is terminated.

         2.       Definition of "Disability".
                  ---------------------------

                  Since the definition of "Disability" had included an employee who may be temporarily disabled, thereby resulting in the applicability of the termination provisions of the Capital Accumulation Plan notwithstanding possible continued employment, the definition was amended to limit "Disability" to permanent disability. As a result, a temporarily disabled participant would continue to be treated as any other participant so long as employment continues.

         3.       Personal Leave of Absence.
                  --------------------------

                  The Capital Accumulation Plan had contained no provision dealing with a Personal Leave of Absence and, as a result, the Capital Accumulation Plan generally would have provided full benefits to such a participant. In order to permit the Appropriate Committee to provide different benefits to a participant on leave of absence, comparable to those applicable to a participant whose employment has terminated but who has remained subject to the Capital Accumulation Plan, a new paragraph was added to the termination section as well as a definition of "Personal Leave of Absence".


II. The Compensation Committee amended the definition of "Enrollment Period" effective February 7, 1996, subject to stockholder approval at the 1996 Annual Meeting, to extend the enrollment period for individuals who become "Eligible Employees" after December 31st of a Plan Year to the period commencing on the date such individual becomes an Eligible Employee and ending on the earliest of
(a) the 30th day thereafter, (b) March 31st of the Plan Year in the case of an individual who was an employee prior to becoming an Eligible Employee or (c) the end of the Plan year. This amendment is filed as an Exhibit to the Company's Quarterly Report on form 10-Q for the period ended December 31, 1995.

III. On August 15, 1996, the Securities and Exchange Commission adopted certain amendments to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, relating to "short-swing profits". As a result of the changes in the Rule, the Compensation Committee has approved the following technical amendments to the Capital Accumulation Plan effective September 10, 1996, subject to stockholder approval at the 1996 Annual Meeting.

                  1. One of the alternative methods of exempting a grant of securities under new Rule 16b-3 is approval by a Committee composed solely of two or more "Non-Employee Directors". This new term replaces the former requirement that the Committee members be "disinterested". Therefore, the definition of "Board Committee" was amended to change the reference from "disinterested" to "Non-Employee Directors" within the meaning of Rule 16b-3.

                  2. Since new Rule 16b-3 no longer requires a six-month holding period for grants of securities, various provisions of the Capital Accumulation Plan have been amended to eliminate the need for a minimum holding period. Further, to the extent a six-month holding period could be an alternate basis for an exemption under certain circumstances, Section 6.5 of the Capital Accumulation Plan has been amended to clarify the fact that the holding period runs from the time shares of Common Stock are credited to the Capital Accumulation Account of a participant.

         The foregoing amendments would have provided no benefits to participants if they had been in effect for the entire fiscal year 1996.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE CAPITAL ACCUMULATION PLAN.

         IV. APPROVAL OF THE PERFORMANCE COMPENSATION PLAN

         The Board of Directors proposes that the stockholders approve the Performance Compensation Plan, a copy of which is attached to this Proxy Statement as Exhibit A. Stockholders are encouraged to review the Performance Compensation Plan carefully. Any description in this Proxy Statement of the Performance Compensation Plan is qualified in its entirety by a reference to Exhibit A.

         On September 10, 1996, the Compensation Committee adopted the Performance Compensation Plan, subject to approval by stockholders at the 1996 Annual Meeting. The Performance Compensation Plan is being submitted to stockholders in an effort to meet the requirements for deductibility by the Company under Section 162(m) of the Internal Revenue Code. (See "Executive Compensation-Compensation Committee Report-Management Compensation Plan" for a discussion of Section 162(m) of the Internal Revenue Code). If stockholder approval of the Performance Compensation Plan is not obtained, no payments in respect of the bonus fund will be made under the Performance Compensation Plan.

         The Performance Compensation Plan will be effective as of July 1, 1996 and will be applicable for five full fiscal years of the Company ending June 30, 2001. All of the Company's executive officers, including the current 13 executive officers, (other than the voting members of the Company's Executive Committee) are eligible to participate in the Performance Compensation Plan. The total compensation of those executive officers of the Company designated by the Compensation Committee within 90 days of the beginning of each fiscal year (the "Designated Executives") will be determined in all material respects by the Performance Compensation Plan. Under the Performance Compensation Plan, each of the Designated Executives will receive a base salary of $200,000 per annum, and share in a performance-based bonus fund. For each fiscal year commencing with fiscal year 1997, the formula for calculating the bonus fund will be determined in writing by the Compensation Committee, not later than 90 days after the beginning of each fiscal year, based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee shall determine (which adjustments, if any, shall be set forth in writing not later than 90 days after the beginning of each fiscal year): (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders.

         The share of the bonus fund to be allocated to each Designated Executive in any fiscal year will be determined by the Compensation Committee not later than 90 days after the beginning of each fiscal year. The Compensation Committee may allocate up to 100% of the entire bonus fund in any fiscal year. The Compensation Committee, in its sole discretion, may reduce the amount of the bonus of any participant. The maximum bonus that may be allocated to a participant in any fiscal year is $12 million. The Performance Compensation Plan may be amended by the Compensation Committee provided that no such action may retroactively impair or otherwise adversely affect the rights of any Designated Executive prior to the date of such action.

         Since amounts payable under the Performance Compensation Plan will be based on future performance and will be subject to the right of the Compensation Committee to reduce the amount of the bonus of any participant, such amounts are not determinable at the present time.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PERFORMANCE COMPENSATION PLAN.

                              INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditors to conduct the audit of the Company's books and records for the fiscal year ended June 30, 1997. Deloitte & Touche LLP also served as the Company's independent auditors for the previous fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

         SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

         In accordance with rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 1997 Annual Meeting must do so no later than May 31, 1997.

         In addition, in accordance with Article VI, Section 2 of the Certificate of Incorporation, in order to be properly brought before the 1997 Annual Meeting, a matter must have been (i) specified in a written notice of such meeting (or any supplement thereto) given to stockholders by or at the direction of the Board of Directors (which would be accomplished if a stockholder proposal were received by the Secretary of the Company as set forth in the preceding paragraph), (ii) brought before such meeting at the direction of the Board of Directors or the Chairman of the meeting, or (iii) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting or a duly authorized proxy for such stockholder, which conforms to the requirements of Article VI, Section 2 of the Certificate of Incorporation and is delivered personally to, or mailed to and received by, the Secretary of the Company at the address below not less than 10 days prior to the first anniversary of the date of the notice accompanying this Proxy Statement; provided, however, that such notice need not be given more than 75 days prior to the 1997 Annual Meeting.

                                     REPORTS

         The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Corporate Communications Department of the Company at the address below.

                                     By order of the Board of Directors

                                          Kenneth L. Edlow,
                                          Secretary

The Bear Stearns Companies Inc.
245 Park Avenue
New York, New York  10167
September 27, 1996

                                                                       EXHIBIT A


                         THE BEAR STEARNS COMPANIES INC.
                          PERFORMANCE COMPENSATION PLAN
                         (EFFECTIVE AS OF JULY 1, 1996)


         Section 1. Purpose. The purposes of The Bear Stearns Companies Inc. Performance Compensation Plan (the "Plan") are (i) to compensate executive officers (other than voting members of the Executive Committee (the "Executive Committee") of the Board of Directors (the "Board")) of The Bear Stearns Companies Inc. (the "Company") on an individual basis for significant contributions to the Company and its subsidiaries and (ii) to stimulate the efforts of such executive officers by giving them a direct interest in the performance of the Company.

         Section 2. Term. The Plan shall be effective as of July 1, 1996 (the "Effective Date"), and shall be applicable for the five (5) full fiscal years of the Company ending June 30, 2001, unless earlier terminated by the Company pursuant to Section 9.

         Section 3. Coverage. For purposes of the Plan, the term "Participant" shall include for each fiscal year each executive officer so designated by the Compensation Committee within 90 days following the first day of such fiscal year. As used herein, the term "Company" includes both the Company and its subsidiaries, unless the context otherwise requires, and the term "executive officer" shall mean those individuals so designated by the Board from time to time (other than voting members of the Executive Committee).

         Section 4.    Base Salary.

         4.1. Each Participant shall receive a salary of $200,000 per annum ("Base Salary"). The Base Salary of the Participants may be increased from time to time by the Compensation Committee of the Board (the "Compensation Committee") by amendment of the Plan pursuant to Section 9.

         4.2. Notwithstanding the provisions of Section 4.1 above, in the event a Participant is not an executive officer for an entire fiscal year, his Base Salary for such fiscal year shall be computed by multiplying such Base Salary as computed under Section 4.1 by a fraction, the numerator of which is the number of days in such fiscal year during which such Participant was an executive officer and the denominator of which is the number of days in the fiscal year. Any Base Salary shall be in addition to any base salary payable with respect to periods during the fiscal year in which a Participant was not an executive officer.

         Section 5.    Annual Bonus Pool.

         5.1. For each fiscal year of the Company, each Participant shall be entitled to receive an award of a bonus (the "Bonus"), payable from an annual bonus fund (the "Annual Bonus Pool") in an amount not to exceed the amount provided for in Section 6. A Bonus under the Plan shall be the sole bonus payable with respect to a fiscal year to each Participant ("Full Year Participant") who was an executive officer on the date that proportionate shares of the Annual Bonus Pool for such fiscal year were determined by the Compensation Committee and who remains an executive officer at all times thereafter during such fiscal year. For each fiscal year, each Participant who was not a Full Year Participant shall be entitled to such a Bonus, if any, for the portion of such fiscal year not covered by the Plan, determined in accordance with the procedures applicable to employees who are not executive officers, in addition to the Bonus, if any, payable pursuant to the Plan.

         5.2. For each fiscal year, the formula for calculating the Annual Bonus Pool shall be determined by the Compensation Committee in writing, by resolution of the Compensation Committee or other appropriate action, not later than 90 days after the commencement of such fiscal year. Such formula shall be based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation

Committee shall determine: (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders.

         5.3. As a condition to the right of a Participant to receive any Bonus under this Plan, the Compensation Committee shall first be required to certify in writing, by resolution of the Compensation Committee or other appropriate action, that the Bonus has been accurately determined in accordance with the provisions of this Plan.

         5.4. The Compensation Committee shall have the right to reduce the Bonus of any Participant in its sole discretion at any time and for any reason prior to the certification of the Bonus otherwise payable to such Participant pursuant to Section 5.3 hereof.

         Section 6.    Allocations.

         6.1. Prior to the commencement of each fiscal year, or not later than 90 days after the commencement of each fiscal year, the Compensation Committee shall determine in writing, by resolution of the Compensation Committee or other appropriate action, each Participant's proportionate share of the Annual Bonus Pool for such fiscal year, which shall not exceed in respect of any Participant the amount of $12,000,000 and shall not exceed 100% of the Annual Bonus Pool in the aggregate.

         6.2. Notwithstanding anything in Section 6.1 to the contrary, any Participant who ceases to be an executive officer for any reason prior to the end of such fiscal year shall be entitled to a Bonus computed as follows: A Bonus first shall be computed as if such Participant had been an executive officer for the full fiscal year, and such Bonus then shall be multiplied by a fraction the numerator of which shall be the number of days in the fiscal year through the date the Participant ceased to be an executive officer and the denominator of which shall be the number of days in the fiscal year; provided, however, that if the application of the preceding clause would cause the total Bonuses payable under the Plan to exceed the Annual Bonus Pool, the Bonuses payable to each Participant shall be reduced pro rata, so that the total of all Bonuses shall equal the Annual Bonus Pool. If a Participant ceases to be an executive officer after the end of the fiscal year in respect of which such Bonus is payable, the amounts thereof nonetheless shall be payable to him or his estate, as the case may be.

         6.3. Except as hereinafter provided, Bonuses for a fiscal year shall be payable as soon as practicable following the certification thereof by the Compensation Committee for such fiscal year. In its discretion, the Compensation Committee may authorize, prior to the final determination of Participants' Bonuses for such fiscal year, payments on account of Bonuses payable hereunder to one or more Participants entitled to such Bonuses, (a) during the last month of such fiscal year, in an amount not exceeding 95% of the aggregate amount that would be payable to such Participant or Participants hereunder as determined by the Controller or Chief Accounting Officer of the Company (so long as he is not a Participant) on the basis of his good faith estimate, (b) during the last ten calendar days of such fiscal year or after the end of such fiscal year, in an amount not to exceed 98% of the aggregate amount that would be payable to such Participant or Participants hereunder as determined by the Controller or Chief Accounting Officer of the Company (so long as he is not a Participant) on the basis of his good faith estimate, and (c) at any time during such fiscal year or after the end of such fiscal year to a Participant who ceases to be an executive officer for any reason prior to the end of such fiscal year. Within the limitations set forth in the preceding sentence, the Compensation Committee may authorize one or more such "on account" payments, but the aggregate amount of any such on account payments shall not exceed the aggregate amount permitted to be paid pursuant to the Plan with respect to the same fiscal year. In connection with any such "on account" payments, the Compensation Committee shall require an undertaking or other assurance by or on behalf of the Participant receiving such payment to repay the Company the amount, if any, by which such "on account" payment exceeds the actual amount determined to be due to such person under the Plan in respect of such fiscal year. Any "on account" payments received prior to the end of a fiscal year shall be discounted to reasonably reflect the time value of money from the date of payment to the date 30 days after the end of the fiscal year.

         6.4. The Compensation Committee may determine that payment of a portion of the Bonuses shall be deferred, the periods of such deferrals and any interest, not to exceed a reasonable rate, to be paid in respect of deferred payments. The Compensation Committee may also define such other conditions of payments of Bonuses as it may deem desirable in carrying out the purposes of the Plan.

         6.5. In any fiscal year, any balance in the Annual Bonus Pool for any reason, including the limitation contained in Section 6.1, the forfeiture of a Bonus under Section 6.2, the reduction of a Bonus under Section 5.4, or otherwise, shall not be distributed to other Participants and shall not be carried forward or be available for distribution as Bonuses under the Plan in a future year or years.

         Section 7. Administration and Interpretation. The Plan shall be administered by the Compensation Committee, which shall have the sole authority to interpret and to make rules and regulations for the administration of the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Compensation Committee deems necessary or desirable to carry it into effect. Any decision of the Compensation Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Compensation Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Compensation Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute. The Compensation Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

         Section 8. Administrative Expenses. Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds and not charged against the Annual Bonus Fund, except insofar as such expenses shall be taken into account in determining the components of the Annual Bonus Pool hereunder.

         Section 9. Amendment or Termination. The Compensation Committee of the Company may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall retroactively impair or otherwise adversely affect the rights of any Participant to benefits under the Plan which have accrued prior to the date of such action.

         Section 10. No Assignment. The rights hereunder, including without limitation rights to receive a Base Salary or Bonus, shall not be sold, assigned, transferred, encumbered or hypothecated by an employee of the Company (except by testamentary disposition or intestate succession), and, during the lifetime of any recipient, any payment of Base Salary or a Bonus shall be payable only to such recipient.

         Section 11. The Company. For purposes of this Plan, the "Company" shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated, or which acquires substantially all of the assets of the Company, or which otherwise succeeds to its business.

         Section 12. Stockholder Approval. This Plan shall be subject to approval by the affirmative vote of a majority of the shares cast in a separate vote of the stockholders of the Company at the 1996 Annual Meeting of Stockholders, and such stockholder approval shall be a condition to the right of a Participant to receive any Bonus hereunder.

                         THE BEAR STEARNS COMPANIES INC.
                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
                 DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS -
                          OCTOBER 28, 1996 AT 5:00 P.M.

         The undersigned stockholder of The Bear Stearns Companies Inc. (the "Company") hereby appoints Alan C. Greenberg, James E. Cayne and E. John Rosenwald Jr., and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 28, 1996, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on September 17, 1996 in accordance with the directions indicated herein.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND PURSUANT TO ITEM 5.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                                                            Please Mark
                                                            your votes  [X]
                                                            as this


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED HEREIN, "FOR" APPROVAL OF THE FISCAL YEAR 1997 PERFORMANCE GOALS UNDER, AND AN AMENDMENT TO, THE MANAGEMENT COMPENSATION PLAN, "FOR" APPROVAL OF AMENDMENTS TO THE CAPITAL ACCUMULATION PLAN AND "FOR" APPROVAL OF THE PERFORMANCE COMPENSATION PLAN.


Item 1.--ELECTION OF DIRECTORS:

Nominees for Director:
E. Garrett Bewkes III  Richard Harriton      E. John Rosenwald Jr.
Denis A. Bovin         Daniel L. Keating     Lewis A. Sachs
James E. Cayne         John W. Kluge         Richard Sachs
Peter D. Cherasia      Mark E. Lehman        Frederic V. Salerno            FOR all
Ralph R. Cioffi        David A. Liebowitz    Alan D. Schwartz           nominees listed        WITHHOLD
Barry J. Cohen         Bruce M. Lisman       David M. Solomon           at left (except        AUTHORITY
Wendy L. de Monchaux   Roland N. Livney      Warren J. Spector             as marked        to vote for all
Grace J. Fippinger     Michael Minikes       Robert M. Steinberg       to the contrary         nominees
Bruce E. Geismar       William J. Montgoris  Michael L. Tarnopol           at left)         listed at left
Carl D. Glickman       Donald R. Mullen Jr.  Vincent Tese
Thomas R. Green        Frank T. Nickell      Michael J. Urfirer              [  ]                [  ]
Alan C. Greenberg      Craig M. Overlander   Fred Wilpon
Donald J. Harrington   Stephen E. Raphael    Uzi Zucker

(INSTRUCTION: To withhold authority to vote for an individual nominee named above, strike a line through that nominee's name)

                                   FOR        AGAINST      ABSTAIN
Item 2.--APPROVAL OF
         THE FISCAL YEAR
         1997 PERFORMANCE
         GOALS UNDER, AND
         AN AMENDMENT TO,
         THE MANAGEMENT
         COMPENSATION PLAN:        [  ]        [  ]         [  ]

Item 3.--APPROVAL OF
         AMENDMENTS TO
         THE CAPITAL
         ACCUMULATION PLAN:        [  ]        [  ]         [  ]

Item 4.--APPROVAL OF THE
         PERFORMANCE
         COMPENSATION
         PLAN:                     [  ]        [  ]         [  ]


Item 5.--In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.


Signature(s):____________________________________ Date __________________, 1996

(Please date and sign exactly as name appears hereon. When signing as attorney, administrator, trustee, custodian or guardian, give full title as such. Where more than one owner, all should sign. Proxies executed by a partnership or corporation should be signed in the full partnership or corporate name by a partner or authorized officer.)

                                      APPENDIX
                                      --------

             DESCRIPTION OF GRAPHIC MATERIAL OMITTED FROM EDGAR FILING

                     (Pursuant to Item 304(a) of Regulation S-T)


     GRAPHIC MATERIAL (1) -

 In the paper-format version of this Proxy Statement, a line-graph, titled "PRE-TAX RETURN ON EQUITY - The Bear Stearns Companies Inc. v. Peer Group Average", appears in the section "EXECUTIVE COMPENSATION - COMPENSATION COMMITTEE REPORT - Compensation Policies". The sixth paragraph of this section describes the graph and the composition of the "Peer Group" used in the graph. The same data presented in the graph is presented in a chart that appears in both the paper-format and EDGAR versions of this Proxy Statement at the same point as the forementioned graph.



     GRAPHIC MATERIAL (2) -

 In the paper-format version of this Proxy Statement, a line-graph, titled "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN", appears in the section "PERFORMANCE GRAPH". The first paragraph of this section describes the graph and the composition of the "Peer Group" used in the graph. The same data presented in the graph is presented in a chart that appears in both the paper-format and EDGAR versions of this Proxy Statement at the same point as the forementioned graph.